UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

PEPCO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Pepco Holdings, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

On April 30, 2014, the following frequently asked questions were posted on the Pepco Holdings, Inc. intranet and distributed to certain employees.

Pepco Holdings Customer FAQ

Q1. What does this announcement mean for customers?

A1. This transaction will benefit customers in many ways. Joining Exelon will enable us to further build on Pepco Holdings’ strong track record of improving system reliability, customer service and outage restoration capabilities. As part of the Exelon family of utilities, Pepco Holdings will also share best practices and drive for even greater levels of customer service and reliability. This combination will also enable further opportunities for efficiencies and cost management.

As part of the transaction, Exelon has committed to pay $100 million – equivalent to approximately $50 per customer – for a Customer Investment Fund to be utilized as directed by the respective state commissions across the Pepco Holdings utilities’ service territories for rate credits, low income assistance, energy efficiency measures and other customer and public benefits.

Q2. Will this transaction affect your rates? What happens to the pending rate cases?

A2. There will be no immediate changes in the rates as a result of this transaction. Our rates will continue to be determined by the public utilities commissions in the states where we operate. The rate cases that are in progress will continue during the transaction review process.

Q3. Will my account number change? Will customers be billed differently/under a new name?

A3. After closing, we don’t expect significant changes, but it is too early to speculate.

Q4. Will I still be able to get a “real person” on the phone? Are you changing your call center or service center hours?

A4. It remains business as usual until the transaction is completed. That means no changes to our customer service programs. After closing, we don’t expect significant changes, but it is too early to speculate.

Q5. How will this change your storm restoration program?

A5. The transaction will provide opportunities to enhance our storm restoration program and gives us access to additional resources in the event of a storm. We remain committed to ensuring power is restored as safely and as quickly as possible. Exelon is also committed to a safe, quick restoration effort in the event of an outage.

Q6. Will there be any changes to my major account representative?

A6. No – it remains business as usual until the transaction is completed, which will be at least a year away. After closing, we don’t expect significant changes, but it is too early to speculate.

Pepco Holdings Government Officials FAQ

Q1. What is the magnitude of layoffs you’re expecting in my state/city?

A1. For the vast majority of employees, it will be business as usual, even after the completion of the combination there will be very little if any change in their day-to-day job. Our operating companies will continue to be locally managed, which is consistent with the approach Exelon has taken with its other utility holdings. Exelon has committed to no involuntary merger-related job losses at the utilities for two years following closing. However, as with all acquisitions, there is some overlap in corporate functions between Exelon and Pepco Holdings, and we expect there will be some corporate staffing reductions over time. All affected employees would be provided with an appropriate severance package based on years of service to the company.

Q2. Will there be any changes to the level of service?

A2. No. In fact, customers will likely benefit from Exelon’s significantly greater scale. As part of the Exelon family of utilities, Pepco Holdings will also share best practices and drive for even greater levels of customer service and reliability.

Q3. Should we expect changes to prices?

A3. We don’t believe customers will see any changes to their bills. Over time, savings that are achieved due to the transaction will be reflected in utility rates.

Q4. Will Exelon continue your contributions to the local communities you serve?

A4. Exelon has agreed to continue the charitable commitments we have made and has committed to maintain contributions in the Pepco Holdings services territories at Pepco Holdings’ highest-ever levels for at least a decade, a total commitment of $50 million.

Pepco Holdings Vendor FAQ

Q1. What will this mean for my contract(s)?

A1. This transaction will not impact existing contracts at this time.

Q2. Will Supply Chain still exist? Supplier Diversity?

A2. At this time, there will be no changes to Supply Chain and we remain committed to supplier diversity. Exelon, like PHI, has a strong supplier diversity program.

Q3. We are negotiating a contract right now- do we stop?

A3. Negotiations should continue as appropriate.

Q4. Once this transaction closes, now that we’re dealing with a much larger company, will there be significant changes to contract terms?

A4. Prior to the close of the transaction, all contracts will be honored. Exelon and the utilities will then determine how we will move forward with contractor resources.

Pepco Holdings Union/Bargaining Unit Employee FAQ

Q1. What happens if I’m a bargaining unit employee? Do my benefits (pension, medical) change?

A1. Our union contracts will be honored and will remain in full force and effect according to their terms.

Q2. Is the union workforce going to be reduced?

A2. Our union contracts will remain in full force and effect according to their terms. Exelon has committed to no involuntary merger-related job losses at the utilities for two years following closing.

Q3. Will labor agreements continue to be in effect?

A3. The transaction will not affect the Company’s obligations under its labor agreements, which will remain in full force and effect before and after the transaction.

Pepco Holdings Retiree FAQ

Q1. Do retiree benefits (pension, medical) change?

A1. Pension benefits are protected by law and cannot be altered or eliminated once earned.

Q2. What about our other benefits such as medical or life?

A2. The law does not afford similar protections regarding other retiree benefits, such as retiree medical or life, which can be altered or eliminated. Retiree benefits will remain in effect while the regulatory approval process is taking place.

Q3. Do my pension benefits company contacts change?

A3. No. Your contacts at Pepco Holdings will remain the same.

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Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of PHI and its utility subsidiaries. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) PHI or Exelon may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of PHI and its utility subsidiaries may suffer as a result of uncertainty surrounding the merger; (10) PHI and its utility subsidiaries may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect PHI and its utility subsidiaries; and (12) PHI and its utility subsidiaries may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in PHI’s filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data. These risks as well as other risks associated with the proposed merger will be more fully discussed in the proxy statement that PHI intends to file with the SEC and mail to its stockholders in connection with the proposed merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. PHI does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on PHI’s or its utility subsidiaries’ businesses (either individually or collectively) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.